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                                                               Exhibit (a)(24)

HOME OFFICE: ONE NATIONWIDE PLAZA                [LOGO] NATIONWIDE
COLUMBUS, OH  43215-2220                                INSURANCE


May 21, 1998

Via Overnight Delivery
----------------------

Allied Group, Inc.
Board of Directors
701 Fifth Avenue
Des Moines, IA  50391

Dear Members of the Board:

        We are writing to give you advance notice that Nationwide Mutual Insurance Company and Nationwide Group Acquisition Corporation (together, "Nationwide"), in furtherance of their recent tender offer for all of the outstanding shares of common stock of Allied Group, Inc., intend to file a Proxy Statement that proposes:

        1.      calling a special meeting of shareholders;

        2. removing the members of Allied Group, Inc.'s Board of Directors; and

        3. electing new directors who support Nationwide's tender offer and proposed second-step merger.

        We caution you against implementing obstacles that would frustrate Allied Group, Inc.'s shareholders from reaping the benefits of our tender offer. Nationwide again reiterates its desire to negotiate a "friendly" merger, but believes it must take these steps in order to assure itself that the proposed merger will take place, either with or without the current Board's consent.

                                Yours truly,

                                NATIONWIDE MUTUAL INSURANCE COMPANY

                                /s/ David A. Diamond

                                David A. Diamond
                                Vice President-Enterprise Controller

                                NATIONWIDE GROUP ACQUISITION CORPORATION

                                /s/ Mark B. Koogler

                                Mark B. Koogler
                                Vice President and Associate General Counsel





                                             NATIONWIDE MUTUAL INSURANCE COMPANY
                                        NATIONWIDE MUTUAL FIRE INSURANCE COMPANY
                                               NATIONWIDE LIFE INSURANCE COMPANY
                                            NATIONWIDE GENERAL INSURANCE COMPANY
                              NATIONWIDE PROPERTY AND CASUALTY INSURANCE COMPANY
                                                     HOME OFFICE: COLUMBUS, OHIO


cc:     Douglas Andersen
        James Callison
        Harold Carpenter
        Charles Colby
        Harold Evans
        John Evans
        Richard Jacobson
        John Taylor
        William Timmons
        Donald Willis